       Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

EXELA TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities.

Security Type	Security Class Title	Fee Calculation Rule	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Fee Rate	Amount of registration fee
Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	15,073,487	(2)	$0.6980	(3)	$10,521,293.93	$0.0000927	$975.32	(4)
Total Offering Amounts							$10,521,293.93		$975.32
Total Fee Offsets									$0.00
Net Fees Due									$975.32

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminable number of additional shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Exela Technologies, Inc. (the “Company”) as may hereafter be offered or issued under the Exela Technologies, Inc. Amended and Restated 2018 Stock Incentive Plan (the “Plan”) to prevent dilution resulting from any future stock splits, stock dividends or similar adjustments of the outstanding Common Stock.

(2)	Represents an additional 15,073,487 shares of Common Stock issuable pursuant to the Plan inclusive of 8,500,000 shares of Common Stock issuable pursuant to the performance unit grant made to Par Chadha, the Company’s Executive Chairman, in accordance with the provisions set forth in that certain chairman agreement, by and between the Company and Par Chadha, dated September 14, 2021, and 686,831 restricted stock unit grants granted pursuant to the Company’s non-employee directors compensation program on December 31, 2021.

(3)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum aggregate offering price is the product obtained by multiplying (i) $0.6980 (the average of the high and low prices of the Company’s Common Stock on February 11, 2022) by (ii) 15,073,487 (the number of shares of Common Stock issuable in connection with equity awards that may be granted in the future pursuant to the Plan).

(4)	The amount of registration fee is calculated only with respect to the additional shares of Common Stock registered on this Registration Statement. The existing securities issuable under the Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statement on Form S-8 (File No. 333-222743) filed by the Company on January 29, 2018.

Table 2: Fee Offset Claims and Sources

N/A